                           SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement      [_]  Confidential, for Use of the
     Commission Only                       (as permitted by Rule 14a-6(a)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        Chesapeake Utilities Corporation
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

                        Chesapeake Utilities Corporation
________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     _________________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

     _________________________________________________________________________

     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     _________________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

     _________________________________________________________________________

     (5)  Total fee paid:

     _________________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ___________________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________

     (3)  Filing Party:

     ___________________________________________________________________________

     (4)  Date Filed:

                       CHESAPEAKE UTILITIES CORPORATION
                           909 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



TO THE STOCKHOLDERS OF
CHESAPEAKE UTILITIES CORPORATION:
March 30, 2001

     The Annual Meeting of Stockholders of Chesapeake Utilities Corporation will be held at 10:00 a.m. on Tuesday, May 15, 2001, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware, for the following purposes:

     (a) to elect three Class II Directors for three-year terms ending in 2004, and until their successors are elected and qualified;

     (b) to consider and vote upon the ratification of the selection of PricewaterhouseCoopers, L.L.P. as independent auditors for the fiscal year ending December 31, 2001; and

     (c) to transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 19, 2001 will be entitled to vote at the meeting and any adjournment thereof.


                                             By Order of the Board of Directors,


                                             /s/ William C. Boyles
                                             William C. Boyles
                                             Corporate Secretary


STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTlY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY ARE PERSONALLY ABLE TO ATTEND.

                       CHESAPEAKE UTILITIES CORPORATION
                           909 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 2001
                  ___________________________________________
                                                                  March 30, 2001
                            SOLICITATION OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Chesapeake Utilities Corporation ("Chesapeake" or the "Company") for use at the Annual Meeting of Stockholders of Chesapeake to be held in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware at 10:00 a.m. on May 15, 2001, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Solicitation of proxies also may be made by personal interview, mail, telephone or e-mail by directors, officers and regular employees of Chesapeake. Chesapeake also will request certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of capital stock held of record by such persons, and Chesapeake will reimburse such entities for expenses incurred. In addition, Chesapeake may engage professional proxy solicitors, although it has no present plans to do so. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by Chesapeake. Regular employees of Chesapeake will not receive additional compensation for soliciting proxies.

                              REVOCATION OF PROXY

  The giving of a proxy does not preclude the right to vote in person at the meeting should the person giving the proxy so desire. In addition, the person giving a proxy has the power to revoke it at any time before it has been exercised by submitting a proxy bearing a later date or by providing a notice in writing that is received by the Corporate Secretary of Chesapeake prior to the meeting.

                     SIGNATURES OF PROXIES IN CERTAIN CASES

  If a stockholder is a corporation, an authorized officer should sign the accompanying proxy in its corporate name, and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator, there should be attached to the proxy appropriate instruments showing his or her qualification and authority, and his or her title as such should follow the signature. Proxies signed by a person as an agent, attorney, administrator, executor, guardian or trustee should indicate such person's title following his or her signature.

                                 ANNUAL REPORT

  The annual report to stockholders, covering Chesapeake's fiscal year ended December 31, 2000, is enclosed herewith. The annual report, which includes financial statements, does not form any part of the material for the solicitation of proxies.

                         VOTING SECURITIES OUTSTANDING

  The common stock, of which 5,329,437 shares were outstanding as of March 19, 2001, is the only outstanding class of voting securities of the Company. Each share of common stock is entitled to one vote. The holders of record of common stock at the close of business on March 19, 2001, the record date, will be entitled to vote at the Annual Meeting of Stockholders.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

BY MANAGEMENT

  The following table sets forth the number of shares of Chesapeake's common stock beneficially owned, as of March 19, 2001, by each of Chesapeake's directors and nominees for director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and sole voting power with respect to the securities indicated. No person or entity, to the knowledge of Chesapeake, beneficially owns more than 5% of the common stock.

                                                              Amount and Nature of       Percent
NAME OF INDIVIDUAL OR GROUP                                 Beneficial Ownership/1/      of Class
---------------------------                                 -----------------------     ----------
Ralph J. Adkins...........................................              76,778              1.42%
Richard Bernstein.........................................               3,184                 *
Walter J. Coleman.........................................               3,600                 *
John W. Jardine, Jr.......................................              24,405                 *
Calvert A. Morgan, Jr.....................................               1,000                 *
Rudolph M. Peins, Jr......................................               4,690                 *
Robert F. Rider...........................................               5,665                 *
John R. Schimkaitis.......................................              44,066                 *
Jeremiah P. Shea..........................................               5,286                 *
William G. Warden, III....................................              18,348                 *
Michael P. McMasters......................................              12,363                 *
Stephen C. Thompson.......................................              13,486                 *
William C. Boyles.........................................              11,803                 *
Executive Officers and Directors as a Group (13 persons)..             224,617              4.16%

------------
*Less than one percent (1%)

/1/ Includes shares of common stock subject to options that are currently exercisable, or that will become exercisable within 60 days following March 19, 2001, as follows: Mr. Adkins - 32,940; Mr. Schimkaitis - 20,280; Mr. McMasters - 7,700; Mr. Thompson - 7,700; Mr. Boyles - 6,637; and all executive officers and directors as a group - 75,257. Also includes shares held by the following executive officers under the Company's Retirement Savings Plan as to which they have the authority to direct the voting: Mr. Adkins - 13,224; Mr. Schimkaitis - 7,052; Mr. McMasters - 3,112; Mr. Thompson - 4,198; Mr. Boyles -2,909; and all executive officers and directors as a group - 30,495.

                             ELECTION OF DIRECTORS

  At the annual meeting to be held on May 15, 2001, three Class II Directors will be elected to serve until the Annual Meeting of Stockholders in 2004, and until their successors are elected and qualified. Chesapeake's nominees are Ralph J. Adkins, Richard Bernstein and Robert F. Rider. Mr. Adkins and Mr. Rider each are currently Class II Directors whose term expires this year. Mr. Bernstein currently is a Class I Director whose term expires in 2003.

  Effective as of the 2001 Annual Meeting, William G. Warden, III, currently a Class II Director, is retiring after 32 years of distinguished service on the Chesapeake Board. His resignation will reduce the number of directors from ten to nine. Under Chesapeake's Certificate of Incorporation, each class of directors must be as nearly equal in size as possible. To maintain the required balance among classes, Mr. Bernstein has been nominated for reelection as a Class II Director.

  Directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors.

  Unless you instruct otherwise, properly executed proxies in the enclosed form will be voted FOR the election of each of Chesapeake's nominees. If, prior to the election, any of the nominees shall become unable or unwilling to serve as a director (an eventuality not currently anticipated), all proxies will be voted for any substitute nominee who may be designated by the Board of Directors on the recommendation of the Corporate Governance Committee.

           INFORMATION REGARDING THE BOARD OF DIRECTORS AND NOMINEES

   The following information with respect to the principal occupation and employment of each director and nominee and the name and principal business of the organization in which such occupation and employment is carried on, and information with respect to certain other affiliations and to business experience during the past five years, has been furnished to the Company by each of the nominees for election as a director and for each of the directors whose term will continue following the annual meeting:

Nominees For Election

  Class II Directors

     Ralph J. Adkins (age 58): Mr. Adkins is Chairman of the Board of Directors of Chesapeake. He has served as Chairman since 1997. Prior to January 1, 1999, Mr. Adkins served as Chief Executive Officer, a position he had held since 1990. During his tenure with Chesapeake Mr. Adkins has also served as President and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President and Treasurer of Chesapeake. He has been a director of Chesapeake since 1989.

     Richard Bernstein (age 58): Mr. Bernstein is President and Chief Executive Officer of BAI Aerosystems, Inc., located in Easton, Maryland. BAI is a manufacturer of lightweight, low-cost Unmanned Aerial Vehicles (UAVs). Mr. Bernstein is the owner of several other companies in which he is actively involved including: Salisbury Pewter, a manufacturer of pewter for the gift and premium markets; Frankoma Pottery, a creator of unique designs in sculptured earthenware; and Lorch Microwave which produces microwave filters and electronic components. He has been a director of Chesapeake since 1994.

     Robert F. Rider (age 72): Mr. Rider is Chairman of the Board and Chief Executive Officer of O. A. Newton & Son Company located in Bridgeville, Delaware. The company engages in millwright work, metal fabrication and sells farm equipment and materials handling systems. Mr. Rider is also a director of Blue Cross Blue Shield of Wilmington, Delaware, Delaware State Fair and CareFirst, Inc. He is a trustee of the University of Delaware. Mr. Rider also serves as a Governor and Chairman of the United States Postal Service. He has been a director of Chesapeake since 1977.


Continuing Directors

  Class I Directors (Terms Expire 2003)

     John W. Jardine, Jr. (age 74): Mr. Jardine served as Chairman of the Board of Chesapeake from 1989 through 1997 and Chief Executive Officer from 1983 through 1990. Mr. Jardine has also served as President, Executive Vice President, Vice President, Secretary, Assistant Secretary and Assistant Treasurer of Chesapeake. He has been a director of Chesapeake since 1972.

     Calvert A. Morgan, Jr. (age 53): Mr. Morgan is Chairman of the Board, President and Chief Executive Officer of PNC Bank, Delaware in Wilmington, Delaware. Mr. Morgan is also a director of Delaware Business Roundtable, Inc., Vice Chairman of Wilmington Renaissance Corporation, Chairman of Wilmington Country Club and Delaware State Chamber of Commerce. He is a trustee of Christiana Care Corporation and is a former board member of both the Delaware Bankers Association and the United Way of Delaware.

     Rudolph M. Peins, Jr. (age 71): Mr. Peins retired in February 1993 as Chief Financial Officer and Secretary of Hunt Corp. located in Philadelphia, Pennsylvania. Hunt is a leading international manufacturer and distributor of art/craft and office supplies, materials and equipment. He has been a director of Chesapeake since 1993.

  Class III Directors (Terms Expire 2002)

     Walter J. Coleman (age 66): Mr. Coleman retired in December 1995 as the Chief Executive Officer of Pyramid Realty and Mortgage Corporation, a diversified company involved in real estate, mortgages, insurance and business brokerage. He is also the former Chairman of Real Estate Title Services, Inc., a title insurance and trust company. Mr. Coleman is now a professor at Florida Southern College and an international business consultant specializing in strategic management. He has been a director of Chesapeake since 1992.

     John R. Schimkaitis (age 53): Mr. Schimkaitis assumed the role of Chief Executive Officer on January 1, 1999. He has served as President since 1997. His present term will expire on May 15, 2001. Prior to his new post, Mr. Schimkaitis has also served as President and Chief Operating Officer, Executive Vice President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, Vice President, Treasurer, Assistant Treasurer and Assistant Secretary of Chesapeake. He has been a director of Chesapeake since 1996.

     Jeremiah P. Shea (age 74): Mr. Shea retired in February 1990 as the Chairman and Chief Executive Officer of Bank of Delaware Corporation (PNC Bank - Delaware), located in Wilmington, Delaware. He has been a director of Chesapeake since 1981.

Directors' Compensation

  Under Chesapeake's Directors Stock Compensation Plan, directors who are not officers of the Company are awarded 600 shares of the Company's common stock annually, at the time of the Company's annual meeting. In addition, each non-employee director who serves as the chairman of a committee of the Board of Directors is awarded 100 additional shares of the Company's common stock annually. Directors are also paid an attendance fee of $1,000 for each Board or committee meeting attended. If a director attends more than one meeting on the same day for which he has been paid a fee of $1,000, then the director is paid an additional fee of $500.

                            COMMITTEES OF THE BOARD

  The Audit Committee was established in 1976. Only directors who are not employees of the Company or any of its subsidiaries and who qualify as "independent" directors under the current listing standards of the New York Stock Exchange are eligible to serve as members of the Audit Committee. In general, the Audit Committee is charged with reviewing the internal auditor's reports of practices and procedures as well as the reports of Chesapeake's independent auditors relating to the results of their audit and the adequacy of internal controls. The Audit Committee has the responsibility to make recommendations to management arising from the aforementioned reviews. The Audit Committee held four meetings during 2000. The current members of the Audit Committee are: Walter J. Coleman, John W. Jardine, Jr. and Rudolph M. Peins, Jr., Chairman.

  The Compensation Committee, established in 1979, has the responsibility of fixing the compensation of executive officers. The Compensation Committee held three meetings during 2000. The current members of the Compensation Committee are: Richard Bernstein, Chairman, Calvert A. Morgan, Jr., Jeremiah P. Shea and William G. Warden, III.

  The Corporate Governance Committee was established in 1994 for the purpose of reviewing and advising the Board on general corporate governance and structure issues. In 1998, this Committee also assumed the functions of the Nominating Committee with regard to the recommendation of director candidates for consideration by the Board of Directors. The Corporate Governance Committee will consider nominees recommended by stockholders. The Corporate Governance Committee held three meetings during 2000. The members of the Corporate Governance Committee are: Walter J. Coleman, John W. Jardine, Jr., Robert F. Rider, Chairman and Jeremiah P. Shea.

  Under the Company's bylaws, stockholders are permitted to nominate candidates for election as directors. The Corporate Secretary of the Company must receive such nominations not less than 14 days nor more than 80 days prior to the meeting at which directors are to be elected. Such nominations must be in writing and set forth: (a) as to each nominee, (i) the name, age, business address and, if known, residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of stock beneficially owned by the nominee; (iv) the consent of the nominee to serve as a director of the Corporation if elected; (v) a description of all arrangements or understandings among the stockholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the stockholder; and
(vi) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of directors, or otherwise required pursuant to Schedule 14A under the Securities and Exchange Act of 1934, as amended, and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the number of shares of common stock beneficially owned by such stockholder.

                       MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors met eight times during 2000. Each director, with the exception of Mr. Warden, attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by each committee of the Board on which he served. Mr. Warden attended 72% of the aggregate number of meetings.

                            MANAGEMENT COMPENSATION

Summary Compensation Table

  The following table sets forth information concerning the compensation earned for each of the Company's last three fiscal years by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers.


                                                 Annual Compensation         Long-Term Compensation
                                            -----------------------------------------------------------
                                                                             Awards           Payouts
                                                                          ------------     -------------
                                                                             Shares
                                                                           Underlying                         All Other
                                      Fiscal      Salary      Bonus       Options/sars     LTIP Payments     Compensation
Name And Principal Position            Year        ($)         ($)            (#)               ($)              ($)
---------------------------           ------     -------     -------      ------------     -------------     ------------
Ralph J. Adkins1...............         2000     150,000         0               0              22,780/4/        21,136/6/
Chairman and Director                   1999     150,000      44,226             0              57,780/5/         18,915
                                        1998     300,000         0               0              21,052/5/         12,300

John R. Schimkaitis1...........         2000     280,000         0               0              43,200/4/        11,442/6/
President, Chief Executive              1999     280,000      82,555             0              70,380/5/         10,428
Officer and Director
                                        1998     225,000         0               0              25,655/5/         11,328

Michael P. McMasters...........         2000     195,000         0               0              23,040/4/        10,608/6/
Vice President, Treasurer               1999     153,750      28,704             0                 0               9,255
and Chief Financial Officer
                                        1998     135,000         0               0                 0               8,549

Stephen C. Thompson............         2000     195,000         0               0              23,040/4/         8,566/6/
Vice President                          1999     153,750      14,100             0                 0               9,225
                                        1998     135,000         0               0                 0               8,390

William C. Boyles..............         2000     134,875         0             5,000/2/            0              9,849/6/
Vice President and                      1999     127,500      24,877           5,000/3/            0               7,846
Corporate Secretary
                                        1998     110,000         0                0                0               4,307

-------------
/1/ On January 1, 1999 Mr. Schimkaitis succeeded Mr. Adkins as Chief Executive Officer. Mr. Adkins serves as the Chairman of the Board of Directors, which is designated as an executive officer position.

/2/ Stock Appreciation Rights ("SARs") granted under the Company's Performance Incentive Plan (the "Incentive Plan") for the performance period beginning January 1, 2001, and ending December 31, 2001. This grant is more fully described in Note 1 to the Option / SAR Grants Table.

/3/ SARs granted under the Incentive Plan for the performance period beginning January 1, 2000, and ending December 31, 2000. As of December 31, 2000, 2,500 of these SARs were forfeited, as more fully described in the Compensation Committee Report.

/4/ Represents the value of the following number of shares of restricted stock that the named executive officer elected to receive in lieu of performance shares under the Incentive Plan for the award period beginning January 1, 2000, and ending December 31, 2000: Mr. Adkins - 1,265 shares; Mr. Schimkaitis - 2,400 shares; Mr. McMasters - 1,280 shares; and Mr.
     Thompson - 1,280 shares. The restricted shares are subject to forfeiture if the named executive officer voluntarily terminates his employment within three years following the receipt of the shares. During this three-year period, the holder is entitled to receive the dividend that is paid on the shares. The value of the restricted shares shown in the table is based on the market price of the Chesapeake common stock on February 23, 2001, the date that the shares were issued to the individual.

/5/ Represents the value of performance shares earned in 1999 and 1998 by the named executive officer under the Incentive Plan for the award period beginning January 1, 1998 and ending December 31, 2000. The awards to Mr. Adkins and Mr. Schimkaitis were modified in 1999 to provide that no awards would vest for 2000 performance. Effectively, the third year award opportunity was replaced with the 2000 performance awards made to the two named executive officers (see footnote 4 above). The value of the restricted shares shown in the table is based on the market price of the Chesapeake common stock on February 26, 1999, and February 25, 2000, respectively, the date that the shares were issued to the individual. These shares are free of any vesting or transfer restrictions.

/6/ Consists of the Company's contribution to its Retirement Savings Plan on behalf of such officer (Mr. Adkins - $19,846; Mr. Schimkaitis - $10,200; Mr. McMasters - $10,200; Mr. Thompson - $8,158; and Mr. Boyles - $9,585) and term life insurance premiums paid by the Company on behalf of such officer (Mr. Adkins - $1,290; Mr. Schimkaitis - $1,242; Mr. McMasters - $408; Mr. Thompson - $408; and Mr. Boyles - $264).

OPTION / SAR GRANTS DURING 2000 FISCAL YEAR

     The following table sets forth information concerning SARs granted to the named executive officers during fiscal 2000. The SARs were granted under the Company's Performance Incentive Plan.

                                                     Individual Grants
-------------------------------------------------------------------------------------------------------
                                 Shares           % of Total                                               Potential Realizable
                               Underlying          Options/                                                  Value at Assumed
                                Options/             SARs                                                  Annual Rates of Stock
                                  SARs            Granted to         Exercise or                            Price Appreciation
                                 Granted         Employees in        Base Price                                For SAR Term
                                                                                                           ----------------------
Name                              (#)/1/          Fiscal Year          ($/Sh)         Expiration Date       5%($)/2/    10%($)/2/
---------------------------   --------------    ----------------    -------------    ------------------    ----------------------
Ralph J. Adkins                        0                 0                   -                        -          0            0
John R. Schimkaitis                    0                 0                   -                        -          0            0
Michael P. McMasters                   0                 0                   -                        -          0            0
Stephen C. Thompson                    0                 0                   -                        -          0            0
William C. Boyles                  5,000              19.0              18.625        December 31, 2006     31,662       71,852
---------------------------

/1/ Each SAR has a ten-year term. 50% of the SARs will become exercisable on December 31, 2001. The remaining 50% will become exercisable only if the Company during 2001 achieves certain annual performance goals relating to earnings growth, growth in non-regulated net income, and share price relative to book value. In the event of a change in control (as defined in the Incentive Plan), all SARs subject to time vesting that have not theretofore become exercisable will become exercisable in full and all SARs subject to performance vesting for the award year in which the change in control occurs will become exercisable as if all performance criteria were satisfied, but only in proportion to the total number of days in the year that have elapsed prior to the change in control.

/2/ These dollar amounts are the result of calculations at the 5% and 10% appreciation rates required by the rules of the Securities and Exchange Commission to be used to determine the potential realizable value of the SARs set forth in the table. They are not intended to forecast the possible appreciation, if any, of the Company's stock price.

AGGREGATED OPTION / SAR EXERCISES DURING 2000 FISCAL YEAR and Fiscal Year End Option / SAR Values

     The following table sets forth information concerning stock options and SARs exercised by the named executive officers during the 2000 fiscal year and the number and value of options and SARs held by such officers at fiscal year end.

                                                                       Number of Shares              Value of Unexercised
                                                                    Underlying Unexercised               In-the-Money
                                                                        Options / SARs                   Options/SARs
                                                                        at FY-End (#)                   At FY-End ($)/1/
                             Shares Acquired        Value        ----------------------------    ----------------------------
Name                         On Exercise (#)     Realized ($)    Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------------    ----------------    ------------    -----------    -------------    -----------    -------------
Ralph J. Adkins                      0                 0            32,940               0         193,522             0
John R. Schimkaitis                  0                 0            20,280               0         119,145             0
Michael P. McMasters                 0                 0             7,700               0               0             0
Stephen C. Thompson                  0                 0             7,700               0               0             0
William C. Boyles                    0                 0             9,137           5,000             625             0

/1/ Based on a market price of Chesapeake common stock of $18.625 on December 31, 2000.

Pension Plan Table

   Final
  Average
 Earnings                                      Years of Service to Normal Retirement Age
-----------    --------------------------------------------------------------------------------------------------------
                     15                20                25                30                35                40
-----------    --------------    --------------    --------------    --------------    --------------    --------------
 $100,000          $ 25,584          $ 34,112          $ 42,640          $ 51,168          $ 59,696          $ 59,696
 $125,000          $ 32,803          $ 43,737          $ 54,671          $ 65,605          $ 76,539          $ 76,539
 $150,000          $ 40,021          $ 53,362          $ 66,702          $ 80,043          $ 93,383          $ 93,383
 $175,000          $ 47,240          $ 62,987          $ 78,733          $ 94,480          $110,227          $110,227
 $200,000          $ 54,459          $ 72,612          $ 90,765          $108,918          $127,071          $127,071
 $225,000          $ 61,678          $ 82,237          $102,796          $123,355          $143,914          $143,914
 $250,000          $ 68,896          $ 91,862          $114,827          $137,793          $160,758          $160,758
 $275,000          $ 76,115          $101,487          $126,858          $152,230          $177,602          $177,602
 $300,000          $ 83,334          $111,112          $138,890          $166,668          $194,446          $194,446
 $325,000          $ 90,553          $120,737          $150,921          $181,105          $211,289          $211,289
 $350,000          $ 97,771          $130,362          $162,952          $195,543          $228,133          $228,133
 $375,000          $104,990          $139,987          $174,983          $209,980          $244,977          $244,977
 $400,000          $112,209          $149,612          $187,015          $224,418          $261,821          $261,821

     The above table sets forth the estimated annual retirement benefits payable under the Company's retirement plan to its regular employees, including officers, in the final average earnings and years of service classifications indicated. The retirement plan is funded solely by the Company. Benefits normally are paid in the form of a straight life annuity or joint and survivor annuity and are not subject to any deduction for Social Security or other offset amounts.

     Annual compensation used to determine final average earnings under the plan includes salary, as set forth in the Summary Compensation Table, commissions, and, with respect to employees earning a salary less than a stated amount (which for 2000 was $85,000), bonus payments. Compensation covered by the plan for 2000 was as follows: Mr. Schimkaitis - $280,000; Mr. McMasters - $195,000; Mr. Thompson - $195,000; and Mr. Boyles - $134,875. The calculation of benefits under the plan generally is based on average earnings for the highest five consecutive years of the ten years preceding retirement.

     The Internal Revenue Code of 1986, as amended, generally limits the annual benefits, which may be paid under the plan ($135,000 for 2000) and limits the amount of annual compensation that may be taken into account in determining final average earnings to ($170,000 in 2000). The table above does not reflect these limits. However, these limits may increase in future years. Furthermore, benefits earned before the limits went into effect generally are not affected by the limits. Effective January 1, 1995, the Company has adopted a plan, that is not a tax-qualified plan, under which it provides to plan participants the benefits that would have been provided under the Company's retirement plan but for these limits. The plan is unfunded, but is required to be funded in the event of a change in control of the Company.

     As of December 31, 2000, the number of years of credited service under the retirement plan for each of the named executive officers were as follows: Mr. Adkins - 38 years; Mr. Schimkaitis - 16 years; Mr. McMasters - 19 years; Mr. Thompson - 17 years; and Mr. Boyles - 12 years.

     As of December 31, 1998, the Company amended its pension plan so that current participants in the plan, including executive officers, could elect either (1) to continue their participation in the plan or, alternatively, (2) to receive a one-time payout, plus an increase in the Company's matching contributions to the employee's account in the Company's Section 401(k) retirement savings plan. Based on this election, Mr. Adkins ceased to be a participant in the pension plan after December 31, 1998.

Employment Contracts and Change an Control Provisions

     Chesapeake has entered into employment agreements with Messrs. Schimkaitis, McMasters, Thompson and Boyles. These agreements are designed to help retain such officers who are essential to the proper supervision of Chesapeake's business by assuring them of equitable treatment in the event of a termination of employment following a change in control of the Company. Under the agreements, if a change in control occurs, the failure to elect or re-elect the officer to, or the removal of the officer from, the office held by the officer, or the failure to elect or re-elect the officer to, or the removal of the officer from, the Board of Directors of the Company (if the officer shall have been a member of the Board immediately prior to a change in control) would entitle the officer to terminate his employment and to receive certain termination payments as described below. An officer's good faith determination that the nature or scope of his duties has been significantly altered subsequent to a change in control also would entitle the officer to elect to terminate his employment and to receive the termination payments provided in the agreement.

     The agreement with Mr. Schimkaitis was entered into on March 26, 1997, and provides for Mr. Schimkaitis' employment in his current position at a current salary of $280,000 and in the future such greater or lesser amounts as the Company's Board of Directors may determine. This agreement is operative for an initial term of five years, ending March 26, 2002, and provides that if a change in control occurs prior to that date, the agreement will be automatically extended for a maximum of five years commencing on the date the change in control occurred. The agreements with Messrs. McMasters, Thompson and Boyles were entered into on March 26, 1997, each for a term of three years, and provided for the employment of Messrs. McMasters, Thompson and Boyles as Vice Presidents of the Company, also at salaries determined by the Company's Board of Directors. These agreements were renewed on March 26, 2000, for an additional three-year term, with the same terms and conditions as the original agreements. Each agreement provides that if a change in control occurs prior to the expiration of its term, it will be extended for an additional period of three years commencing on the date the change in control occurred.

     The agreements are intended to maintain compensation and benefits following a change in control at levels generally comparable to those that such officers could reasonably have expected in the absence of a change in control. The agreements provide for the payment of compensation during the extension period following a change in control at a level equal to the rate existing immediately prior to the change in control, adjusted throughout such period to reflect increases in the consumer price index. Each agreement also provides for the officer's continued eligibility during such extension period under the Company's employee benefit plans. In the event of a termination of employment other than for cause, the officer would receive under his agreement a termination payment equal to an amount approximating the compensation and the value of certain benefits under the Company's retirement, savings and stock option plans that he would have received had he continued to be employed by the Company for the lesser of 24 months (12 in the case of Messrs. McMasters, Thompson and Boyles) or the number of months remaining under the extended term of the agreement. However, such termination payment could not exceed the maximum amount that the Company could pay the officer without some part of the amount being nondeductible by the Company under Section 280G of the Internal Revenue Code. Each agreement also provides that the Company will indemnify the officer for any expenses he incurs in successfully enforcing his right to payments or benefits under his agreement following a change in control and that the Company, upon the request of the officer, will provide the officer with an irrevocable letter of credit from a bank in the amount of $100,000 against which the officer may draw to pay any expenses he incurs in attempting to enforce his rights under his agreement.

     Prior to January 1, 1999, Chesapeake had an agreement with Mr. Adkins providing for his employment as President and Chief Executive Officer. This agreement was substantially the same as the current agreement with Mr. Schimkaitis except that the initial salary specified in Mr. Adkins' agreement was $255,000. As of January 1, 1999, Mr. Adkins assumed a new executive office entitled Chairman of the Board of Directors and signed an agreement with the Company employing him in that capacity on a part-time basis until December 31, 2000. Mr. Adkins subsequently signed a new agreement that provides for his employment to continue until December 31, 2002. This agreement does not provide for an extension of Mr. Adkins' term of employment in the event of a change in control of the Company, but the agreement does provide for a significantly narrower set of circumstances that would permit his termination for cause following any change in control. The agreement also provides a severance payment for Mr. Adkins if he is terminated without cause, either before or after a change in control, in an amount equal to the balance of the base compensation that he would have earned if he had remained employed with the Company pursuant to the agreement until December 31, 2002.

                       REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors hereby provides the following report on executive compensation for the year ended December 31, 2000.

Policies and Goals

     The Company's compensation goal is to enhance the profitability of the Company, and thus increase stockholder value, by attracting high-quality executive talent and closely aligning the financial interests of its senior managers with those of its stockholders. To this end, the Company's executive compensation program has been designed to provide competitive compensation levels based upon the successful achievement of specific annual and long-term objectives drawn from the Company's strategic plan.

Components

     The Company's executive compensation program relies on three interrelated components, consisting of base salary, annual bonus and long-term equity-based rewards.

Base Salary

     The base salary structure for the Chief Executive Officer and the other executives was determined by means of a study prepared by independent compensation consultants, using comparison data from the same group of diversified natural gas organizations (the "Industry Peer Group") that the Company uses in the preparation of its Stock Performance Chart, as shown below, and from the general industry using companies of a similar size and nature to Chesapeake. The midpoints of the recommended structure are set at or reasonably close to comparison averages, thereby providing marketplace priced compensation guidelines for executives. Annual salary adjustments are subjectively made after giving consideration to the individual's performance and contributions to the success of the Company. Executive base salaries generally fall below, but close to, the comparison averages. Salaries for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and other executive officers named in the Summary Compensation Table are originally set by employment contracts (see "Management Compensation - Employment Contracts and Change in Control Provisions"), but are adjusted annually pursuant to the process described above.

Annual Incentive Bonus

     Annual bonuses are paid under the Company's performance-based cash bonus plan, adopted in January 1992, based on the attainment of financial and non-financial objectives relative to pre-established performance targets. At the beginning of each year, the Committee selects the executives eligible to receive bonuses based on the executives' seniority and responsibilities. The Committee designates a target bonus amount for each executive, which is a percentage of that executive's base salary ranging from 20% to 30%. Target bonus amounts are determined separately for each of the Chief Executive Officer and other selected executives to conform with the median prevailing practices for individuals in similar positions in a peer group of approximately 1,000 organizations of comparable size. Because size rather than line of business was the primary consideration in choosing this group, it includes some but not all of the companies in the Industry Peer Group. The Committee also identifies performance goals for the year for each selected executive, relating to one or more business segments, to the Company as a whole, or both, and an aggressive target net income range for the Company or designated segments. Bonus awards for the year are made to each selected executive, based on successful attainment of the relevant performance goals, adjusted by applying a payout factor (which may vary for each executive) that is determined by the relationship between the actual net income of the Company or relevant segments and the relevant aggressive target net income range. In the case of the Chief Executive Officer, 50% is based on the achievement of performance goals and the other 50% is directly proportionate to the attainment of the aggressive target net income. Payout on the achievement of performance goals is contingent upon attainment of the aggressive target net income. For 2000, most of the performance goals were achieved, either entirely or to a significant extent, including, approximately in order of relative weight: (1) aggressive growth and expansion of existing service territories; (2) pursue energy-related business opportunities on the Delmarva Peninsula; (3) implementation of strategic rate, regulatory and environmental initiatives; (4) continued refinement and pursuit of performance improvements; and (5) implementation of the water business strategy. Based on these achievements, the Committee determined that between 74% and 91% of the goals have been met. However, since the Company's net income did not come within the aggressive target net income range, the payout factor was zero. Accordingly, no payouts were made.

Performance Incentive Plan

     Equity-based awards are granted under the Company's Performance Incentive Plan, adopted in 1992, which permits the Compensation Committee flexibility in providing different forms and levels of equity-based awards to key employees. These awards are intended to align the interests of the executives with those of the Company's stockholders.

     In 1999, the Company granted performance share awards to Messrs. Adkins, Schimkaitis, McMasters and Thompson, and stock appreciation rights awards to Mr. Boyles, and others, under the Performance Incentive Plan for a performance period that commenced January 1, 2000, and ended December 31, 2000. The executives receiving performance share awards were entitled to earn the awards depending on the extent to which the Company during the performance period achieved specified performance goals relative to the Industry Peer Group relating to earnings growth, growth in non-regulated net income, and share price relative to book value, with a portion of the performance shares allocated to the achievement of each goal. The Company did not achieve any of the three performance goals in 2000. Accordingly, Messrs. Adkins, Schimkaitis, McMasters and Thompson elected to receive shares of restricted stock in lieu of performance shares, resulting in restricted stock awards described in footnote 4 to the Summary Compensation Table, which represented 25% of each executive's allotment of performance shares. Because none of the performance goals were achieved in 2000, only 2,500 SARs, representing the time-based portion of the 5000 SARs awarded to Mr. Boyles in 1999 vested, and the balance was forfeited.

     In 2000, Messrs. Adkins, Schimkaitis, McMasters and Thompson each received performance awards of 5,060, 9,600, 5,120 and 5,120 shares, respectively, of Chesapeake common stock for a performance period beginning January 1, 2001, and ending December 31, 2001. At the end of the performance period, the recipient is entitled to earn the entire allotment of performance shares, or a portion thereof, depending on the extent to which the Company achieves specified performance goals relative to the Industry Peer Group relating to earnings growth, growth in non-regulated net income, and share price relative to book value, with a portion of the performance shares allocated to the achievement of each goal. Under the terms of the award, the recipient may elect, on or before September 30, 2001, to receive, in lieu of the number of performance shares that he is entitled to earn, the number of shares of restricted stock equal to 25% of his allotment of performance shares. In the event of a change in control during the performance period, the total number of performance shares granted, prorated based on the proportion of the calendar year that has elapsed, is deemed earned. Performance shares, once earned and issued, may not be sold for a three-year period. Restricted shares are subject to forfeiture if the recipient voluntarily terminates his employment within three years following the receipt of the shares. During the three-year period, the holder of restricted shares is entitled to receive the dividend that is paid on the shares. Also in 2000, Mr. Boyles received an award of 5,000 SARs, which are more fully described in footnote 1 to the Option / SAR Grants Table.

Compensation Of The Chief Executive Officer

     During 2000, the compensation of the Company's Chief Executive Officer, John R. Schimkaitis, was determined pursuant to the three-part program described above, as follows:

     . His base salary was fixed under the terms of his employment agreement to approximate the midpoint of chief executive salaries paid by companies in the Industry Peer Group. He did not receive a salary increase in 2000.

     . Mr. Schimkaitis target bonus in 2000 was $84,000 or 30% of salary. As more fully described under "Annual Incentive Bonus" above the Committee determined that, although a significant percentage of his performance goals had been met, the aggressive target net income had not been satisfied. Therefore, Mr. Schimkaitis did not receive an annual cash bonus in 2000.

     . As more fully described under "Performance Incentive Plan" above, the performance incentive component of Mr. Schimkaitis' compensation consisted of the receipt of 2,400 shares of restricted stock.

     . In 2000, Mr. Schimkaitis received performance awards of 9,600 shares of Chesapeake common stock for a performance period beginning January 1, 2001 and ending December 31, 2001.

Compliance with Internal Revenue Code Section 162(m)

     Internal Revenue Code Section 162(m), enacted in 1993, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and any of its other named executive officers. Certain performance-based compensation is specifically exempted from the deduction limit. No formal policy has been adopted by the Company with respect to qualifying compensation paid to its executive officers from the deduction limit. The Company does not anticipate that compensation paid to any of its executive officers in 2001 will exceed the dollar limit.

                                       THE COMPENSATION COMMITTEE
                                       Richard Bernstein (Chairman)
                                       Calvert A. Morgan, Jr.
                                       Jeremiah P. Shea
                                       William G. Warden, III


                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors hereby provides the following report with respect to the Company's audited financial statements for the year ended December 31, 2000.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with the management of the Company. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from the Company. Based on this review and these discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix 1 to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the New York Stock Exchange.

Audit Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $148,000 for the audit of the Company's 2000 financial statements and for the reviews of the Forms 10-Q filed in 2000.

Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services for the Company or its subsidiaries in 2000, and accordingly no fees were incurred for services of this type.

All Other Fees

     The aggregate fees billed to the Company and its subsidiaries by PricewaterhouseCoopers LLP for services rendered in 2000, other than for the two categories of services described above, totaled $125423, consisting of $24,600 for 1998 tax services, $36,085 for 1999 tax advisory services, $37,550 for preparation of 1999 federal and state tax returns, $15,000 for audits of pension and saving plans, and $12,188 for 2000 tax consulting services.

     The Audit Committee has considered whether the services provided by PricewaterhouseCoopers LLP, as described under the heading "All Other Fees," are compatible with maintaining PricewaterhouseCoopers LLP's independence.


                                       THE AUDIT COMMITTEE
                                       Rudolph M. Peins, Jr., (Chairman)
                                       John W. Jardine, Jr.
                                       Walter J. Coleman

Stock Performance Chart

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock during the five fiscal years ended December 31, 2000, with the cumulative total return on the S&P 500 Index and an industry index consisting of 31 Natural Gas Distribution and Integrated Natural Gas Companies as published by C.A. Turner Utility Reports. This industry index replaces the industry index of 20 diversified natural gas companies as published by Edward Jones that was used in last year's proxy statement, which also is shown on the table below. The Company believes that the businesses of the companies composing the new industry index as a whole are more closely aligned with the business of the Company. In addition, the performance of the companies composing the C.A. Turner industry index is used by the Compensation Committee for comparison purposes with respect to awards under the Company's Performance Incentive Plan.

     The 31 companies in the C.A. Turner industry index are as follows: AGL Resources Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, Chesapeake Utilities Corporation, Delta Natural Gas Company, Inc., Energen Corporation, Energy West Incorporated, EnergySouth, Inc., Equitable Resources, Inc., KeySpan Corp., Kinder Morgan, Inc., Laclede Gas Company, MCN Energy Group Inc., National Fuel Gas Company, New Jersey Resources Corp., NICOR Inc., Northwest Natural Gas Co., NUI Corporation, ONEOK, Inc., Peoples Energy Corporation, Piedmont Natural Gas Co., Inc., Questar Corporation, RGC Resources, Inc., SEMCO Energy, Inc., South Jersey Industries, Inc., Southern Union Company, Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, Virginia Gas Company and WGL Holdings, Inc. The 20 companies in the Edward Jones industry index are as follows: Chesapeake Utilities Corporation, Columbia Energy Group, Inc., Consolidated Natural Gas Company, Eastern Enterprises, Energen Corporation, Equitable Resources, Inc., Kinder Morgan, Inc., Keyspan Corp., MCN Energy Group, Inc., MDU Resources Group, Inc., National Fuel Gas Company, NICOR, Inc., Oneok, Inc., Questar Corporation, SEMCO Energy, Inc., Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, Valley Resources, Inc. and WICOR, Inc.

     The comparison assumes $100 was invested on December 31, 1995 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                               STOCK PERFORMANCE

                                   [GRAPHIC]


                                                CUMULATIVE TOTAL STOCKHOLDER RETURN
                                ------------------------------------------------------------------------
                                   1995         1996         1997         1998         1999         2000
                                  -----        -----        -----        -----        -----        -----
Chesapeake                        100.0        121.9        156.2        147.4        156.8        168.8
S&P 500                           100.0        123.0        164.1        211.0        255.3        232.1
Previous Industry Index           100.0        126.0        157.9        145.4        148.7        204.4
New Industry Index                100.0        113.3        146.5        139.9        129.8        172.5

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of PricewaterhouseCoopers, L.L.P. to serve as the independent auditors of Chesapeake and its consolidated subsidiaries for the fiscal year ending December 31, 2001. The Board is submitting the selection of PricewaterhouseCoopers, L.L.P. for ratification by stockholders.

     PricewaterhouseCoopers, L.L.P. has served as independent auditors of Chesapeake and its subsidiaries since 1982. The firm has wide experience in accounting and auditing for public utilities and other companies. PricewaterhouseCoopers, L.L.P. is a member of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants. By virtue of their membership in this Section, they have agreed to undergo a review by an independent accounting firm once every three years. All of the professional services provided by PricewaterhouseCoopers, L.L.P. are furnished at customary rates and terms.

     Based upon the recommendation of the Audit Committee, the Board of Directors selected this firm to act as Chesapeake's independent auditors for 2001, subject to ratification by the stockholders, in the belief that PricewaterhouseCoopers, L.L.P. is well qualified. Should the selection of PricewaterhouseCoopers, L.L.P. as independent auditors of Chesapeake not be ratified by the stockholders, the Board of Directors will reconsider the matter.

                     SUBMISSION OF STOCKHOLDERS PROPOSALS

     Any stockholder who wishes to submit a proposal for possible inclusion in Chesapeake's proxy statement for the annual meeting to be held in 2002 must submit the proposal in writing to the Board of Directors on or before December 1, 2001. Written proposals should be directed to William C. Boyles, Corporate Secretary, Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.

     Under the Company's bylaws, a stockholder wishing to bring an item of business before an annual meeting of stockholders must provide timely notice in writing to the Corporate Secretary of the Company. To be timely, the stockholder's notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to the date of this meeting (unless less than 75 days' notice or prior public disclosure of the date of the meeting is given or made, in which case a notice will be timely if received no later than the close of business on the 15th day following the day on which such notice or public disclosure is given).

       ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K

     CHESAPEAKE WILL PROVIDE WITHOUT CHARGE TO ANY PERSON, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF CHESAPEAKE'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR CHESAPEAKE'S FISCAL YEAR ENDED DECEMBER 31, 2000. WRITTEN REQUESTS SHOULD BE DIRECTED TO WILLIAM C. BOYLES, CORPORATE SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of Chesapeake's common stock and reports of changes in such beneficial ownership. Such persons also are required by SEC regulations to furnish Chesapeake with copies of such reports. To Chesapeake's knowledge, based solely on its review of the copies of such reports furnished to Chesapeake and on the written representations made by such persons that no other reports were required, during the fiscal year ending December 31, 2000, no director, officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a).

                                 OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the meeting. If, however, any other business properly comes up for action at the meeting or any adjournment thereof, it is intended that the persons acting under the proxies in the form enclosed will vote in regard to the matter according to their discretion.

                                             By Order of the Board of Directors,


                                             William C. Boyles
                                             Corporate Secretary

                                                                      APPENDIX I
                            AUDIT COMMITTEE CHARTER
                                       OF
                        CHESAPEAKE UTILITIES CORPORATION

COMPOSITION
-----------

The Audit Committee of Chesapeake Utilities Corporation (the "Company") shall be appointed by the Board of Directors (the "Board") of the Company and shall consist of at least three members, each of whom:

 .    has no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

 .    shall be financially literate, as such qualification as interpreted by the
     Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

The Chairman of the Board of the Company will appoint the Chairman of the Audit Committee.

The Chief Executive Officer of the Company shall be designated a non-voting member ex officio. The Chief Financial Officer of the Company shall be designated as the management officer to serve in a liaison capacity with respect to the Committee.

The Committee shall have direct access, whenever necessary at its discretion, to the independent auditors, and the internal auditor, who is responsible directly to the Board.

I. PURPOSE AND AUTHORITY
   ---------------------

The purpose of the Audit Committee is to assist the Board in fulfilling its fiduciary responsibilities by providing informed, vigilant and effective oversight of:

     a.   Accounting policies, procedures and controls;
     b.   External and internal auditing; and
     c. The quality and integrity of the Company's and its subsidiaries' financial reports.

The Audit Committee has the authority to investigate any organizational activity it deems necessary and appropriate. Further, the Audit Committee is authorized to expend organizational resources whenever necessary to fulfill its responsibilities.

II. MEETINGS
------------

The Committee shall hold meetings on a regular basis in order to fulfill the requirements of its charter. In most cases, this will result in four meetings per year either in person or via telephone. The Audit Committee members are required to attend, in addition to representatives of the independent auditors, the internal auditor and the Chief Financial Officer of the Company. Other officers and employees of the Company may be asked to attend as the Audit Committee, at its discretion, may feel is necessary to perform its function. Non-committee members may be excused from attendance at any meeting or portion of any meeting of the Audit Committee upon request of the Committee Chairman.

III. RESPONSIBILITIES
---------------------

In carrying out its responsibility, the Audit Committee will:

     1. Recommend for approval by the Board, subject to ratification by the shareholders, the independent auditing firm to be employed for audit and examination of the financial statements of the Company and its subsidiaries for the following year.

     2. Take appropriate action to ensure the independence of the outside auditor, including:

          . Obtaining a formal written statement from the auditor setting forth all relationships between the public accountant and the Company (consistent with Independence Standards Board Standard No.1).
          . Discussing with the auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor.
          . Review at the beginning of each year, management's plan for non-audit services to be provided by the independent auditors. The Committee will consider the possible effect, if any, of such engagement on the independence of the independent auditors.

     3. Prior to the release of the annual report to shareholders and the filing of the Form 10-K with the Securities and Exchange Commission ("SEC"), review with the financial and accounting officers of the Company, and with the Company's auditors:

          a.   the financial statements and the auditor's opinion thereon, and
          b. the "Management's Discussion and Analysis" section of the annual report.

     4. Prior to the release of the annual report to shareholders and the filing of the Form 10-K with the SEC, consult with the independent auditors concerning:

          a. The auditor's responsibility under generally accepted auditing standards;
          b.   The Company's significant accounting policies;
          c. Management's judgments and accounting estimates including the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosures;
          d.   Significant audit adjustments;
          e. The auditor's responsibility for other information in documents containing audited financial statements;
          f.   Disagreements with management;
          g. Any accounting matters that management may have had consultations with other accountants;

          h.   Major issues discussed with management prior to retention;
          i. Any difficulties encountered in performing the audit including issues related to management's cooperation,
          j. Whether the Company's financial statements constitute a full and meaningful report to shareholders and creditors and are clearly written; and
          h. The review procedures performed by the principal auditor, if other auditors were used to perform portions of the audit.

     5. Ensure compliance with Item 302(a) of SEC Regulation S-K which requires at fiscal year end appropriate reconciliations and descriptions be prepared of any adjustments to the quarterly information previously reported on a Form 10-Q for any quarter.

     6. Furnish for inclusion in the Company's annual proxy statement an Audit Committee Report which states that the Committee has:

               . reviewed and discussed the audited financial statements with management;
               . discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and
               . received from the auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the auditors the auditors' independence.

     7. Issue a recommendation to the Board of Directors that based on its review, and the discussions noted above, the audited financial statements for the preceding fiscal year be included in the Company's Annual Report on Form 10-K to be filed with the SEC.

     8. Ensure that a disclosure is made in the proxy statement as to whether the Board of Directors has adopted a written charter for the Audit Committee and, if so, ensure that a copy of the charter is included as an appendix to the Company's proxy statements at least once every three years.

     9. Ensure that a disclosure is made in the proxy statement as to whether the Audit Committee members are "independent" as defined in the applicable listing standards, and that any required information is disclosed regarding any director on the Audit Committee who is not "independent". Also, the disclosure must include the criteria that was used for evaluating independence as defined in the National Association of Stock Dealers ("NASD") or New York Stock Exchange ("NYSE") listing standards, and which definition was used.

     10. Review the memorandum containing recommendations for improving accounting procedures and controls.

     11. Review changes in accounting principles, reporting standards and regulatory agency pronouncements that have or may have in the future a significant impact on the financial statements of the Company and its subsidiaries.

     12. Review with management and the independent auditor all significant issues concerning litigation, contingencies, claims or assessments and all material accounting issues that require disclosure in the financial statements.

     13. Oversee the quarterly reporting process including a review of the 10Q filings with the SEC. Prior to filing the 10Q reports the independent auditors will conduct a SAS 71 interim financial review and provide the Audit Committee with a written summary of the matters described in AICPA Standards AU Section 380, Communication with the Audit Committee.

     14. Oversee the adequacy of the internal accounting controls of the Company.

     15.  Oversee the internal audit function of the Company, including:

          a. The planned scope of the internal audit work, including reviews of Electronic Data Processing procedures and controls;
          b. findings of the internal auditors and management actions related thereto;
          c.   the adequacy of the staffing of the function;
          d. the working relationship between the internal audit department and the independent auditors; and
          e.   the appointment and termination of the department head.

     16. Review annually the expense reimbursements to senior officers of the Company and its subsidiaries.

     17. Review the results of the annual survey of directors, officers and employees for compliance with corporate policy regarding business conduct, conflict of interest and political contributions.

     18.  Oversee compliance with the Foreign Corrupt Practices Act.

     19. Investigate any other matters brought to the Audit Committee's attention within the scope of its responsibilities.

     20. Meet privately with the external auditors and with the internal auditor/management team in order to assure that both parties provide the utmost cooperation and assistance in achieving the objectives of the year end audit. This private meeting should be held at least once a year after the completion of the year end audit. However, additional private meetings with the above parties may be held in order to assure a smooth functioning audit program.

                                  DETACH HERE

                                     PROXY

                       CHESAPEAKE UTILITIES CORPORATION
                           909 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON MAY 15, 2001 IN THE BOARD ROOM
                              PNC BANK, DELAWARE
                              222 DELAWARE AVENUE
                          WILMINGTON, DELAWARE 19899


     The undersigned stockholder hereby appoints Ralph J. Adkins and John R. Schimkaitis and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof.

     The shares represented by this proxy will be voted as directed by the stockholder. if no direction is given, shares will be voted FOR Items 1 and 2.

     The Board of Directors Recommends a Vote FOR Items 1 and 2.

---------------    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    ---------------
  SEE REVERSE                                                      SEE REVERSE
      SIDE                                                             SIDE
---------------                                                  ---------------

[LOGO OF CHESPEAKE UTILITIES CORPORATION]

                                                                  March 30, 2001

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chesapeake Utilities Corporation to be held at 10:00 a.m. on May 15, 2001, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware. Your Board of Directors looks forward to greeting personally those stockholders able to attend. The Corporate Secretary's formal Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the enclosed pages and describe the matters that will be submitted to a vote of stockholders at the meeting.

Whether or not you plan to attend, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly sign, date and mail the attached proxy in the envelope provided.

Thank you for your consideration and continued support.

                                             Sincerely,


                                             /s/ Ralph J. Adkins
                                             RALPH J. ADKINS
                                             Chairman of the Board


                                  DETACH HERE

         Please mark your
  [X]    votes as in this
         example.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED "FOR" PROPOSALS 1 AND 2.

                                                                                                         FOR     AGAINST  ABSTAIN
1. Election of Directors                                    2.   For ratification of the selection of    [_]       [_]       [_]
   Nominees: Ralph J. Adkins, Richard Bernstein,                 independent auditors
             Robert F. Rider
             FOR            WITHHELD

             [_]               [_]                          3.   In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

   [_] __________________________________
       For all nominees except as noted above.         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      [_]

                                                       PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY, USING THE
                                                       ENCLOSED ENVELOPE.

                                                       Please sign exactly as name appears hereon. Joint owners should each sign.
                                                       When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ______________________________ Date: _______________ Signature: ______________________________ Date: _______________